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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1997, which appears on page 32 of the 1996 Annual Report to Shareholders of Altera Corporation, which is incorporated by reference in Altera Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.


PRICE WATERHOUSE LLP

San Jose, California
July 29, 1997